Exhibit 99.1

Investor Relations

301-770-3099 | www.nabi.com

Nabi Biopharmaceuticals Announces

Results of NicVAX®Phase II Study in Combination with Varenicline

Study Failed to Meet Primary Endpoint

Rockville, Maryland, October 17, 2012 - Nabi Biopharmaceuticals (NASDAQ: NABI) today announced that the phase II study of NicVAX® (Nicotine Conjugate Immunotherapeutic) in combination with varenicline (Chantix or Champix) did not meet its primary endpoint.

A preliminary assessment of the trial data showed that subjects treated with NicVAX in combination with varenicline quit smoking at a similar rate to those treated with placebo in combination with varenicline which was also similar to reported data for varenicline monotherapy. As in previous trials, NicVAX was well-tolerated with a clinically acceptable safety and tolerability profile.

The study which included 558 subjects in the Netherlands was a double-blinded, placebo-controlled trial with one arm treated with NicVAX plus varenicline and the other arm treated with placebo plus varenicline. The primary endpoint of the study was the abstinence rate at 12 months as measured from week 9 through week 52. Abstinence was evaluated by self-reported cigarette consumption and biologically verified by exhaled carbon dioxide. Secondary endpoints included the abstinence rate at various time intervals, relapse rates, safety and immunogenicity, and the effect of NicVAX on withdrawal symptoms, cigarette consumption, and nicotine dependency.

“We are disappointed but not totally surprised with the results of trial, given the failure of NicVAX to achieve the primary end points in the two phase III studies, announced last year” said Dr. Raafat Fahim, President and Chief Executive of Nabi Biopharmaceuticals. Analysis of this initial data will continue by the Dutch investigators.

Nabi’s board of directors has determined that, in light of this development, Nabi will not issue contingent value rights intended for distribution to Nabi shareholders related to NicVAX, which were described in greater detail in Nabi’s definitive proxy statement, dated August 7, 2012, as supplemented by the supplement dated September 25, 2012, previously filed with the U.S. Securities and Exchange Commission.

About the Phase II Combination Study

The trial was sponsored by the ZonMW (The Netherlands Organization for Health Research and Development) and the University of Maastricht with contribution from Nabi, including drug supply and was conducted in the Netherlands.

About Nabi Biopharmaceuticals

Nabi Biopharmaceuticals, headquartered in Rockville, Maryland, is a biopharmaceutical company that has focused on the development of vaccines addressing unmet medical needs, including nicotine addiction. Its sole product currently in development is NicVAX® (Nicotine Conjugate Vaccine), an innovative and proprietary investigational vaccine for the treatment of nicotine addiction and prevention of smoking relapse based on patented technology. For additional information about Nabi Biopharmaceuticals, please visit www.nabi.com.

Important Additional Information

In connection with the business combination transaction between Biota and Nabi, Nabi has filed a definitive proxy statement, dated August 7, 2012, and a supplement dated September 25, 2012, with the SEC in connection with a special meeting of stockholders of Nabi to be reconvened on October 22, 2012. STOCKHOLDERS AND INVESTORS ARE URGED TO READ NABI’S DEFINITIVE PROXY MATERIALS, THE SUPPLEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY NABI WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Stockholders and investors may obtain a free copy of Nabi’s definitive proxy statement, the supplement and other materials filed by Nabi with the SEC at the SEC’s website at www.sec.gov, at Nabi’s website at www.nabi.com, or by contacting Morrow & Co., LLC, Nabi’s proxy solicitation agent, at (203) 658-9400 or toll-free at (800) 607-0088.

Forward-Looking Statements

Statements in this release that are not strictly historical are forward-looking statements and include statements about products in development, results and analyses of clinical trials and studies, research and development expenses, cash expenditures, licensure applications and approvals, and alliances and partnerships, among other matters. You can identify these forward-looking statements because they involve our expectations, intentions, beliefs, plans, projections, anticipations, or other characterizations of future events or circumstances. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements as a result of any number of factors. These factors include, but are not limited to, risks that are more fully discussed in Nabi’s definitive proxy statement for the Nabi Special Meeting filed with the SEC on August 7, 2012, as supplemented by the supplement dated September

25, 2012, under the captions “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statement” and elsewhere in the proxy statement and the supplement. We do not undertake to update any of these forward-looking statements or to announce the results of any revisions to these forward-looking statements except as required by law.